Allianz
Allianz SE
Page 6
Allianz Technology International B.V.** Netherlands
Allianz Global Corporate & Specialty SE Germany
Allianz Foundation for North America California
Allianz Europe B.V. Netherlands
Allianz Finance Corporation Delaware
Allianz Finanzbeteiligungs GmbH
74.78%
25.22%
Allianz Asset Management GmbH
Allianz Asset Management of America Holdings Inc.
AGCS International Holding B.V. Netherlands
.001%
99.999%
Allianz Mexico, S.A. Compania De Seguros Mexico
Allianz of America, Inc Delaware
20% (Common)
100% (Non-Voting Preferred)
80% (Common)
66.7%
99.8%
0.1% Managing Member
Allianz Global Risks US Insurance Company Illinois
33.3%
Allianz Renewable Energy Partners of America LLC Delaware
Allianz Reinsurance America, Inc. California
Allianz Life Insurance Company of North America Minnesota
Allianz Asset Management of America LLC Delaware
0.1%
Page 2
Page 4
Page 5
Fireman's Fund Insurance Company Illinois
Page 3
100% (Voting Common)
Allianz Reinsurance Management Services, Inc. Delaware
Allianz Renewable Energy Partners of America 2 LLC Delaware
PFP Holdings, Inc. Delaware
AZOA Services Corporation New York
Allianz Technology of America, Inc. Delaware
100% (Non-Voting Preferred)
Allianz Global Investors U.S. Holdings LLC Delaware
Allianz Capital Partners of America LLC Delaware
Allianz Global Investors Distributors LLC Delaware
Allianz Global Investors U.S. LLC Delaware
P & C Insurance Company
Life Insurance Company

** Various Non-US Intermediaries are not shown

Note: Subsidiary relationships are 100% owned except where indicated

1

As of 12/31/2021

1739908 Ontario, Inc. Canada Allianz Risk Consultants, LLC California Allianz Global Risks US Insurance Company Illinois Allianz Global Corporate & Specialty of Bermuda Limited Bermuda AGCS Marine Insurance Company Illinois 2 P & C Insurance Company Note: Subsidiary relationships are 100% owned except where indicated AIM Underwriting Ltd. Canada Allianz Aviation Managers, LLC Delaware Allianz Underwriters Insurance Company Illinois Fireman’s Fund Insurance Company Illinois Allianz Risk Transfer, Inc. New York EF Solutions LLC Delaware Allianz Risk Transfer (Bermuda) Limited Bermuda As of 12/31/2021 Wm. H. McGee & Company (Bermuda) LTD. Bermuda Wm. H. McGee & Company. Inc. New York

3 Fireman’s Fund Insurance Company Illinois Fireman’s Fund Financial Services, LLC Delaware Chicago Insurance Company Illinois Interstate Fire & Casualty Company Illinois National Surety Corporation Illinois Associated Indemnity Corporation California Fireman’s Fund Indemnity Corporation New Jersey The American Insurance Company Ohio Par Holdings LTD Bermuda American Automobile Insurance Company Missouri P & C Insurance Company Note: Subsidiary relationships are 100% owned except where indicated 14.28% As of 12/31/2021

4 As of 12/31/2021 Allianz Life Financial Services, LLC (Minnesota) Allianz Investment Management LLC (Minnesota) Yorktown Financial Companies, Inc. (Indiana) Questar Capital Corporation (Minnesota) Questar Agency, Inc. (Minnesota) Inforce Solutions, LLC (Georgia) Allianz Life Insurance Company of New York (New York) Allianz Life Insurance Company of Missouri (Missouri) Allianz Life Insurance Company of North America (Minnesota) Life Insurance Company Note: Subsidiary relationships are 100% owned except where indicated Organization Chart TruChoice Financial Group, LLC (Minnesota) Dresdner Kleinwort Pfandbriefe Investments II, Inc. (Delaware) Allianz Fund Investments, Inc. (Delaware) Allianz Strategic Investments, LLC (Minnesota) AZL PF Investments, Inc. (Minnesota) Allianz Individual Insurance Group, LLC (Minnesota) Allianz Investment Management U.S. LLC (Minnesota)

Allianz SE [Munich]
74.78%
Allianz Finanzbeteiligungs GmbH [Munich]
25.22%
Allianz Europe B.V. [Amsterdam]
Allianz of America, Inc. [Delaware]
Allianz Asset Management GmbH [Munich]
PIMCO Europe GmbH [Munich]
Allianz Real Estate GmbH [Munich]
Allianz Real Estate Asia Pacific Pte. Ltd. [Singapore]
Allianz Real Estate Japan GK [Japan]
Allianz Real Estate (Shanghai) Co., Ltd. [Shanghai]
Allianz Asset Management U.S. Holding II LLC [Delaware]
0.1%
Allianz Asset Management of America Holdings Inc. [Delaware]
0.1%
99.8%
PFP Holdings, Inc. [Delaware]
Allianz Global Investors U.S. Holdings LLC [Delaware]
Allianz Global Investors U.S. LLC [Delaware]
Allianz Capital Partners of America LLC [Delaware]
Allianz Global Investors Distributors LLC [Delaware]
<0.1%
Allianz Asset Management of America LLC [Delaware]
GP and >99.9%
Allianz Asset Management of America L.P. [Delaware]
2.4%
11.6%
79.1%
Units Not Held by Allianz Entities
6.9%
Pacific Investment Management Company LLC [Delaware]
99%
PIMCO Global Holdings LLC [Delaware]
1%
1%
99%
PIMCO Global Advisors LLC [Delaware]
PIMCO Canada Corp. [Nova Scotia]
PIMCO Latin America Administradora de Carteiras Ltda. [Brazil]
PIMCO Investments LLC [Delaware]
Gurtin Fixed Income Management, LLC [Delaware]
StocksPLUS Management Inc. [Delaware]
PIMCO Services LLC [Delaware]
PIMCO Global Advisors (Luxembourg) S.A. [Luxembourg]
Allianz Real Estate of America LLC [Delaware]
PGA Global Services LLC [Delaware]
PIMCO Global Advisors (Resources) LLC [Delaware]
PIMCO (Schweiz) GmbH [Switzerland]
PIMCO Australia Pty Limited [Australia]
PIMCO Australia Management Limited [Australia]
PIMCO Asia Pte Ltd [Singapore]
PIMCO Japan Ltd [BVI]
PIMCO Global Advisors (Ireland) Limited [Ireland]
PIMCO Europe Ltd [UK]
PIMCO Asia Limited [Hong Kong]
PIMCO Taiwan Limited [Taiwan (ROC)]
PIMCO Investment Management (Shanghai) Limited [Shanghai]
SEC-Registered Investment Adviser
SEC-Registered Broker-Dealer
Non-U.S. Investment Adviser
Non-U.S. Investment Adviser and Non-U.S. Broker-Dealer
Non-adviser/broker companies
SEC Exempt Reporting Adviser and Non-U.S. Investment Adviser

Excludes GP entities, funds and other investment vehicles

Note: Subsidiary relationships are 100% owned except where indicated

As of 12/31/2021

5

Allianz Partners S.A.S. Paris, France Euler Hermes Group Paris, France** Allianz Holding France S.A. Paris, France Allianz Europe B.V. Amsterdam, Netherlands Allianz SE Munich, Germany Allianz Europe Ltd. Amsterdam, Netherlands A.C.I.F. Allianz Compagnia Italia Finanziamenti S.p.A. Milan, Italy Page 7 Note: Subsidiary relationships are 100% owned except where indicated P & C Insurance Company ** Various Non-US Intermediaries are not shown Euler Hermes North America Holding, Inc. Owings Mills, Maryland, United States Euler Hermes North America Insurance Company Owings Mills, Maryland, United States Euler Hermes Services North America, LLC Owings Mills, Maryland, United States Euler Hermes Collections North America Company Owings Mills, Maryland, United States Euler Hermes Excess North America Company, LLC Owings Mills, Maryland, United States 6 As of 12/31/2021

Allianz SE
Munich, Germany
100%*
Allianz Partners S.A.S.
Paris, France (Branch Office:Germany)
55%
AWP P&C S.A.
Paris, France
*
AWP USA Inc.
District of Columbia, USA
Jefferson Insurance Company
New York, USA
AGA Service Company
Virginia, USA
AZGA Service Canada Inc.
Canada
AZGA Insurance Agency Canada, Ltd.
Canada
Selectcare Worldwide Corporation
Canada

P & C Insurance Company

* Allianz Partners participations ~ 100%

Note: Various Non-US Intermediaries are not shown
Note: Subsidiary relationships are 100% owned except where indicated

7

As of 12/31/2021